EX-35.9
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


Deutsche Bank Trust Co. Americas
1761 East Saint Andrews Place
Attention Trust Admin-DB07C9
Santa Ana, CA 92707


RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a) a review of Wells Fargo's activities as Trustee under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period



March 1, 2008

/s/ Judith Rishel
Judith Rishel

Vice President



(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

Schedule A

List of Servicing Agreement(s) and Series

1 Pooling and Servicing Agreement for Deutsche Mortgage & Asset Receiving
  Corporation, Commercial Mortgage Pass-Through Certificates, COMM 2007-C9, Wells Fargo Bank, N.A. as Trustee

2 Pooling and Servicing Agreement for Citigroup Commercial Mortgage Securities
  Pass-Through Certificates Series 2007-CD5, Wells Fargo Bank, N.A. as Trustee